EXHIBIT 4.2

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1

            AMENDMENT NO. 1, dated as of November 25, 2008 (the "Amendment"), to the Pooling and Servicing Agreement, dated as of March 1, 2008 (the "Pooling and Servicing Agreement"), is among BCAP LLC, a Delaware limited liability company (the "Depositor"), WELLS FARGO BANK, N.A., a national banking association (the "Master Servicer and Securities Administrator"), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association (the "Custodian"), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (the "Trustee and Supplemental Interest Trust Trustee").


                                    RECITALS

            WHEREAS, the parties hereto have entered into the Pooling and Servicing Agreement relating to the BCAP LLC Trust 2008-IND2;

            WHEREAS, the parties hereto desire to modify the Pooling and Servicing Agreement as set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. Unless otherwise defined herein, terms defined in the Pooling and Servicing Agreement are used herein as therein defined.

            2.  Amendments.

            The definition of "Supplemental Interest Trust Account Deposit Amount" in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated as follows:

            Supplemental Interest Trust Account Deposit Amount: With respect to any Distribution Date, an amount, if any, equal to the lesser of (i) the Class A-1 Calculated Interest Amount for such Distribution Date and (ii) the Total Net Swap Payment for such Distribution Date, in each case, less any remaining amounts in the Supplemental Interest Trust Account immediately prior to such Distribution Date.

            3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

            5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       BCAP LLC,
                                          as Depositor


                                       By:   /s/ Levent Kahraman
                                          ----------------------------------
                                          Name:  Levent Kahraman
                                          Title: CFO and Vice President


                                       WELLS FARGO BANK, N.A., as Master
                                          Servicer and Securities
                                          Administrator


                                       By:   /s/ Randy Meekins
                                          --------------------------------------
                                          Name:  Randy Meekins
                                          Title: Officer (AVP)


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Custodian


                                       By:   /s/ Kevin R. Fischer
                                          --------------------------------------
                                          Name:  Kevin R. Fischer
                                          Title: Director


                                       By:   /s/ Tom Yoshida
                                          --------------------------------------
                                          Name:  Tom Yoshida
                                          Title: Assistant Vice President


                                       HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as Trustee and Supplemental
                                          Interest Trustee


                                       By:   /s/ Alexander Pabon
                                          --------------------------------------
                                          Name:  Alexander Pabon
                                          Title: Vice President



ACKNOWLEDGED AND AGREED:

BARCLAYS BANK PLC, as
   Swap Provider

   By:    /s/ Tim Moran
       ----------------------
       Name:  Tim Moran
       Title: Director